ION reports third quarter 2019 results
Revenue growth of 13%, driven by Imaging Services and Marlin projects
HOUSTON – October 30, 2019 – ION Geophysical Corporation (NYSE: IO) today reported total net revenues of $53.2 million in the third quarter 2019, a 13% increase compared to total net revenues of $47.2 million one year ago. Both segment revenues increased during the quarter, driven by Imaging Services and Marlin™ projects. ION’s net loss was $3.7 million, or a loss of $0.26 per share, compared to a net loss of $7.5 million, or a loss of $0.54 per share in the third quarter 2018. Excluding special items in both periods, the Company reported an Adjusted net loss of $3.0 million, or a loss of $0.21 per share, compared to an Adjusted net loss of $7.3 million, or a loss of $0.52 per share in the third quarter 2018. A reconciliation of special items to the reported financial results can be found in the tables of this press release.
The Company reported Adjusted EBITDA of $15.5 million for the third quarter 2019, an increase from $13.0 million one year ago. A reconciliation of Adjusted EBITDA to the closest comparable GAAP numbers can be found in the tables of this press release.
Net cash flows from operations were $5.0 million during the third quarter 2019, compared to $(7.1) million in the third quarter 2018. Total net cash flows, including investing and financing activities, were $(1.7) million, compared to $(14.3) million one year ago. At September 30, 2019, the Company had total liquidity of $65.5 million, consisting of $27.9 million of cash on hand and $37.6 million of available borrowing capacity under its $50.0 million revolving credit facility. There were no outstanding amounts under the credit facility at September 30, 2019.
“While our third quarter financial performance was an improvement year-on-year, we haven’t launched the scale of new multi-client programs we had originally anticipated,” stated Chris Usher, ION’s President and Chief Executive Officer. “This quarter, we sanctioned two new 3D multi-client programs and rolled out an enhanced frequency source offering that will differentiate us in the growing multi-client seabed space. We see some modest market improvements and believe we are well positioned for our E&P clients’ highly targeted exploration investments.”
“I am also pleased with our tangible progress on a portfolio of growth initiatives. We achieved record Marlin revenues, commercialized another 4Sea component for the seabed market, completed a 5-year Marlin SmartPorts™ agreement with our UK launch partner, and successfully demonstrated a port security system with the U.S. Navy.”
For the first nine months of 2019, the Company reported total net revenues of $132.0 million, a 25% increase compared to total net revenues of $105.5 million one year ago. ION’s net loss was $33.7 million, or a loss of $2.39 per share, compared to a net loss of $51.8 million, or a loss of $3.81 per share in the first nine months of 2018. Excluding special items in both periods, the Company reported an Adjusted net loss of $28.2 million, or a loss of $2.00 per share, compared to an Adjusted net loss of $47.8 million, or a loss of $3.52 per share in the first nine months of 2018. Adjusted EBITDA was $22.7 million for the first nine months of 2019, compared to $5.2 million one year ago.

Net cash flows from operations were $19.3 million, compared to $(7.3) million in the first nine months of 2018. Total net cash flows, including investing and financing activities, were $(5.7) million in the first nine months of 2019, compared to $(22.0) million one year ago.
THIRD QUARTER 2019
The Company’s segment revenues for the third quarter were as follows (in thousands):

	Three Months Ended September 30,
	2019	2018	% Change
E&P Technology & Services	$40,241	$36,321	11%
Operations Optimization	12,998	10,879	19%
Total	$53,239	$47,200	13%
Within the E&P Technology & Services segment, multi-client revenues were $33.2 million, an increase of 3%. Within multi-client, data library revenues increased primarily from sales of the Company’s Brazil 3D reimaging programs, and to a lesser extent revenues from data sales in North America. This increase was mostly offset by a decline in new venture revenues due to the scale and timing of new multi-client programs. Imaging Services revenues were $7.0 million, an increase of 70%. As mentioned last quarter, Imaging Services backlog at June 30, 2019 was at its highest level since 2015, which resulted in the significant increase in revenues during the third quarter 2019. Imaging Services backlog remains near these levels, which should lead to a year-over-year increase in Imaging Services revenues during the fourth quarter 2019.
Within the Operations Optimization segment, Optimization Software & Services revenues were $6.9 million, a 25% increase from the third quarter 2018 due to increased deployments and associated engineering services related to ION’s Marlin offshore operations optimization software. Devices revenues were $6.1 million, a 14% increase from the third quarter 2018, driven by an increase in marine equipment replacement and repairs.
Consolidated gross margin for the quarter was 47%, compared to 35% in the third quarter 2018. Gross margin in E&P Technology & Services was 46%, compared to 33% one year ago. The improved E&P Technology & Services gross margin resulted from the increase in Imaging Services revenues and more favorable mix of multi-client revenues. Operations Optimization gross margin was 54%, compared to 53% one year ago.
Consolidated operating expenses were $21.4 million, compared to $18.9 million, and operating margin was 7%, compared to (5)% in the third quarter 2018. Excluding special items, consolidated operating expenses, as adjusted, were $20.7 million, compared to $18.7 million in the third quarter 2018, and operating margin, as adjusted, was 9%, compared to (5)% in the third quarter 2018. The improvement in operating margin, as adjusted, was primarily due to the increase in revenues, partially offset by the increase in operating expenses, as adjusted, primarily related to compensation expenses.
YEAR-TO-DATE 2019
The Company’s segment revenues for the first nine months of the year were as follows (in thousands):

	Nine Months Ended September 30,
	2019	2018	% Change
E&P Technology & Services	$95,867	$76,077	26%
Operations Optimization	36,103	29,374	23%
Total	$131,970	$105,451	25%
Within the E&P Technology & Services segment, multi-client revenues were $79.4 million, an increase of 29%. Within multi-client, data library revenues significantly increased primarily due to sales of North and South American data. This increase was partially offset by a decline in new venture revenues due to the scale and timing of new multi-client programs. Imaging Services revenues were $16.4 million, an increase of 14%, associated with the increased revenues in the third quarter.
Within the Operations Optimization segment, Optimization Software & Services revenues were $17.6 million, a 17% increase from the first nine months of 2018. Devices revenues were $18.5 million, a 29% increase from the first nine months of 2018. The change in revenues during the first nine months is fairly consistent with the changes described in the prior section.
Consolidated gross margin for the first nine months was 42%, compared to 21% in the first nine months of 2018. Gross margin in E&P Technology & Services was 38%, compared to 15% one year ago. The improved E&P Technology & Services gross margin was a result of both an increase in and more favorable mix of multi-client revenues. Operations Optimization gross margin was 52%, compared to 51% one year ago.
Consolidated operating expenses were $69.4 million, compared to $59.4 million, and operating margin was (11)%, compared to (36)% in the first nine months of 2018. Excluding special items, consolidated operating expenses, as adjusted, were $63.9 million, compared to $55.4 million, and operating margin, as adjusted, was (7)%, compared to (32)% in the first nine months of 2018. The improvement in operating margin, as adjusted, was primarily due to the increase in revenues, partially offset by an increase in operating expenses, as adjusted, related to increased research and development and compensation expenses.
CONFERENCE CALL
The Company has scheduled a conference call for Thursday, October 31, 2019, at 10:00 a.m. Eastern Time that will include a slide presentation to be posted in the Investor Relations section of the ION website by 9:00 a.m. Eastern Time. To participate in the conference call, dial (877) 407-0672 at least 10 minutes before the call begins and ask for the ION conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until November 14, 2019. To access the replay, dial (877) 660-6853 and use pass code 13694672#.
Investors, analysts and the general public will also have the opportunity to listen to the conference call live over the Internet by visiting iongeo.com. An archive of the webcast will be available shortly after the call on the Company’s website.

About ION
ION develops and leverages innovative technologies, creating value through data capture, analysis and optimization to enhance critical decision-making, enabling superior returns. For more information, visit iongeo.com.
Contact
Steve Bate
Executive Vice President and Chief Financial Officer
+1.281.552.3011

The information herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include information and other statements that are not of historical fact. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include the risks associated with the timing and development of ION Geophysical Corporation's products and services; pricing pressure; decreased demand; changes in oil prices; and political, execution, regulatory, and currency risks. These risks and uncertainties also include risks associated with the WesternGeco litigation and other related proceedings. We cannot predict the outcome of this litigation or the related proceedings. For additional information regarding these various risks and uncertainties, including the WesternGeco litigation, see our Form 10-K for the year ended December 31, 2018, filed on February 7, 2019. Additional risk factors, which could affect actual results, are disclosed by the Company in its filings with the Securities and Exchange Commission ("SEC"), including its Form 10-K, Form 10-Qs and Form 8-Ks filed during the year. The Company expressly disclaims any obligation to revise or update any forward-looking statements.

Tables to follow

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Service revenues	$41,990	$37,105	$100,525	$77,943
Product revenues	11,249	10,095	31,445	27,508
Total net revenues	53,239	47,200	131,970	105,451
Cost of services	22,690	25,924	61,931	70,286
Cost of products	5,261	4,801	15,256	13,354
Gross profit	25,288	16,475	54,783	21,811
Operating expenses:
Research, development and engineering	4,878	5,030	15,421	13,544
Marketing and sales	5,591	5,209	17,444	16,314
General, administrative and other operating expenses	10,961	8,688	36,550	29,564
Total operating expenses	21,430	18,927	69,415	59,422
Income (loss) from operations	3,858	(2,452)	(14,632)	(37,611)
Interest expense, net	(3,155)	(3,022)	(9,378)	(9,769)
Other income (expense), net	(242)	91	(938)	(616)
Income (loss) before income taxes	461	(5,383)	(24,948)	(47,996)
Income tax expense	3,790	2,079	7,916	3,305
Net loss	(3,329)	(7,462)	(32,864)	(51,301)
Less: Net income attributable to noncontrolling interest	(394)	(74)	(841)	(527)
Net loss attributable to ION	$(3,723)	$(7,536)	$(33,705)	$(51,828)
Net loss per share:
Basic	$(0.26)	$(0.54)	$(2.39)	$(3.81)
Diluted	$(0.26)	$(0.54)	$(2.39)	$(3.81)
Weighted average number of common shares outstanding:
Basic	14,181	14,003	14,104	13,586
Diluted	14,181	14,003	14,104	13,586

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

ASSETS	September 30, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$27,894	$33,551
Accounts receivable, net	23,832	26,128
Unbilled receivables	30,990	44,032
Inventories, net	12,934	14,130
Prepaid expenses and other current assets	6,626	7,782
Total current assets	102,276	125,623
Deferred income tax asset, net	8,435	7,191
Property, plant and equipment, net	12,903	13,041
Multi-client data library, net	69,723	73,544
Goodwill	22,276	22,915
Right-of-use assets	37,155	47,803
Other assets	2,222	2,435
Total assets	$254,990	$292,552
LIABILITIES AND (DEFICIT) EQUITY
Current liabilities:
Current maturities of long-term debt	$1,110	$2,228
Accounts payable	43,565	34,913
Accrued expenses	42,807	31,411
Accrued multi-client data library royalties	17,514	29,256
Deferred revenue	5,310	7,710
Current maturities of operating lease liabilities	11,648	12,214
Total current liabilities	121,954	117,732
Long-term debt, net of current maturities	119,402	119,513
Operating lease liabilities, net of current maturities	35,214	45,592
Other long-term liabilities	1,526	1,891
Total liabilities	278,096	284,728
(Deficit) Equity:
Common stock	142	140
Additional paid-in capital	955,705	952,626
Accumulated deficit	(959,797)	(926,092)
Accumulated other comprehensive loss	(21,440)	(20,442)
Total stockholders’ (deficit) equity	(25,390)	6,232
Noncontrolling interest	2,284	1,592
Total (deficit) equity	(23,106)	7,824
Total liabilities and (deficit) equity	$254,990	$292,552

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net loss	$(3,329)	$(7,462)	$(32,864)	$(51,301)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization (other than multi-client data library)	805	2,124	2,903	6,902
Amortization of multi-client data library	10,391	12,987	29,787	32,544
Stock-based compensation expense	905	465	3,736	2,508
Deferred income taxes	(781)	(444)	(1,248)	(2,310)
Changes in operating assets and liabilities:
Accounts receivable	(6,619)	(8,279)	2,115	(4,383)
Unbilled receivables	(8,803)	(10,857)	12,772	13,156
Inventories	(6)	(201)	729	(646)
Accounts payable, accrued expenses and accrued royalties	7,582	1,062	1,528	(9,567)
Deferred revenue	939	1,924	(2,398)	1,479
Other assets and liabilities	3,955	1,561	2,244	4,294
Net cash provided by (used in) operating activities	5,039	(7,120)	19,304	(7,324)
Cash flows from investing activities:
Investment in multi-client data library	(6,443)	(6,129)	(21,225)	(19,911)
Proceeds from sale (purchase) of property, plant and equipment	140	111	(1,272)	(313)
Net cash used in investing activities	(6,303)	(6,018)	(22,497)	(20,224)
Cash flows from financing activities:
Payments under revolving line of credit	(15,000)	—	(15,000)	(10,000)
Borrowings under revolving line of credit	15,000	—	15,000	—
Payments on notes payable and long-term debt	(554)	(372)	(1,960)	(30,071)
Net proceeds from issuance of stock	—	(220)	—	46,999
Dividend payment to noncontrolling interest	—	—	—	(200)
Other financing activities	(104)	(608)	(655)	(1,489)
Net cash (used in) provided by financing activities	(658)	(1,200)	(2,615)	5,239
Effect of change in foreign currency exchange rates on cash, cash equivalents and restricted cash	253	32	151	296
Net decrease in cash, cash equivalents and restricted cash	(1,669)	(14,306)	(5,657)	(22,013)
Cash, cash equivalents and restricted cash at beginning of period	29,866	44,712	33,854	52,419
Cash, cash equivalents and restricted cash at end of period	$28,197	$30,406	$28,197	$30,406
The following table is a reconciliation of cash and cash equivalents to total cash, cash equivalents and restricted cash:

	September 30,
	2019	2018
Cash and cash equivalents	$27,894	$30,043
Restricted cash included in prepaid expenses and other current assets	303	60
Restricted cash included in other long-term assets	—	303
Total cash, cash equivalents and restricted cash shown in statements of cash flows	$28,197	$30,406

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
SUMMARY OF SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019		2018		2019		2018
Net revenues:
E&P Technology & Services:
New Venture	$5,905		$18,218		$24,394		$40,069
Data Library	27,288		13,956		55,030		21,629
Total multi-client revenues	33,193		32,174		79,424		61,698
Imaging Services	7,048		4,147		16,443		14,379
Total	40,241		36,321		95,867		76,077
Operations Optimization:
Devices	6,103		5,356		18,455		14,275
Optimization Software & Services	6,895		5,523		17,648		15,099
Total	12,998		10,879		36,103		29,374
Total net revenues	$53,239		$47,200		$131,970		$105,451
Gross profit (loss):
E&P Technology & Services	$18,316		$12,139		$36,113		$11,626
Operations Optimization	6,972		5,736		18,670		14,980
Segment gross profit	25,288		17,875		54,783		26,606
Other	—		(1,400)	(a)	—		(4,795)	(a)
Total gross profit	$25,288		$16,475		$54,783		$21,811
Gross margin:
E&P Technology & Services	46%		33%		38%		15%
Operations Optimization	54%		53%		52%		51%
Segment gross margin	47%		38%		42%		25%
Other	—%		(3)%		—%		(4)%
Total gross margin	47%		35%		42%		21%
Income (loss) from operations:
E&P Technology & Services	$11,878		$6,578		$15,500		$(4,422)
Operations Optimization	2,994		1,963		5,808		3,992
Support and other	(11,014)	(b)	(10,993)	(b)	(35,940)	(c)	(37,181)	(c)
Income (loss) from operations	3,858		(2,452)		(14,632)		(37,611)
Interest expense, net	(3,155)		(3,022)		(9,378)		(9,769)
Other income (expense), net	(242)		91		(938)		(616)
Income (loss) before income taxes	$461		$(5,383)		$(24,948)		$(47,996)
(a) Relates to gross loss primarily related to depreciation expense of our previously reported Ocean Bottom Integrated Technologies segment.
(b) Includes loss from operations of previously reported Ocean Bottom Integrated Technologies segment of $0.7 million and $2.8 million for the three months ended September 30, 2019 and 2018, respectively, which includes item (a) above and operating expenses of $0.7 million and $1.4 million for the three months ended September 30, 2019 and 2018, respectively.
(c) Includes loss from operations of previously reported Ocean Bottom Integrated Technologies segment of $2.3 million and $8.6 million for the nine months ended September 30, 2019 and 2018, respectively, which includes item (a) above and operating expenses of $2.3 million and $3.8 million for the nine months ended September 30, 2019 and 2018, respectively.

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
Summary of Net Revenues by Geographic Area
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Latin America	$22,720	$19,910	$50,572	$37,356
North America	12,182	13,095	32,984	25,452
Europe	8,335	8,202	24,850	19,811
Asia Pacific	2,744	3,718	8,287	11,581
Africa	2,874	1,121	7,541	8,362
Middle East	3,899	717	6,364	1,907
Commonwealth of Independent States	485	437	1,372	982
Total net revenues	$53,239	$47,200	$131,970	$105,451

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
Reconciliation of Adjusted EBITDA to Net Loss
(Non-GAAP Measure)
(In thousands)
(Unaudited)
The term EBITDA (excluding non-recurring items) represents net loss before net interest expense, income taxes, depreciation and amortization and other non-recurring charges such as severance expenses. The term Adjusted EBITDA is EBITDA (excluding non-recurring items) but also excludes the impact of fair value adjustments related to the Company’s outstanding stock appreciation awards. EBITDA (excluding non-recurring items) and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA (excluding non-recurring items) and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included EBITDA (excluding non-recurring items) and Adjusted EBITDA as a supplemental disclosure because its management believes that EBITDA (excluding non-recurring items) and Adjusted EBITDA provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net loss	$(3,329)	$(7,462)	$(32,864)	$(51,301)
Interest expense, net	3,155	3,022	9,378	9,769
Income tax expense	3,790	2,079	7,916	3,305
Depreciation and amortization expense	11,196	15,111	32,690	39,446
Severance expense	—	—	2,810	—
EBITDA excluding non-recurring items	14,812	12,750	19,930	1,219
Stock appreciation rights expense	732	275	2,742	4,013
Adjusted EBITDA	$15,544	$13,025	$22,672	$5,232

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
Description of Special Items and Reconciliation of GAAP (As Reported) to Non-GAAP (As Adjusted) Measures
(In thousands, except per share data)
(Unaudited)
The financial results are reported in accordance with GAAP. However, management believes that certain non-GAAP performance measures may provide users of this financial information, additional meaningful comparisons between current results and results in prior operating periods. One such non-GAAP financial measure is adjusted income (loss) from operations or adjusted net income (loss), which excludes certain charges or amounts. This adjusted income (loss) amount is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for income (loss) from operations, net income (loss) or other income data prepared in accordance with GAAP. See the tables below for supplemental financial data and the corresponding reconciliation to GAAP financials for the three and nine months ended September 30, 2019 and 2018:

	Three Months Ended September 30, 2019				Three Months Ended September 30, 2018
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted
Net revenues	$53,239	$—		$53,239	$47,200	$—		$47,200
Cost of sales	27,951	—		27,951	30,725	—		30,725
Gross profit	25,288	—		25,288	16,475	—		16,475
Operating expenses	21,430	(732)	(1)	20,698	18,927	(275)	(2)	18,652
Income (loss) from operations	3,858	732		4,590	(2,452)	275		(2,177)
Interest expense, net	(3,155)	—		(3,155)	(3,022)	—		(3,022)
Other income (expense), net	(242)	—		(242)	91	—		91
Income (loss) before income taxes	461	732		1,193	(5,383)	275		(5,108)
Income tax expense	3,790	—		3,790	2,079	—		2,079
Net loss	(3,329)	732		(2,597)	(7,462)	275		(7,187)
Less: Net income attributable to noncontrolling interest	(394)	—		(394)	(74)	—		(74)
Net loss attributable to ION	$(3,723)	$732		$(2,991)	$(7,536)	$275		$(7,261)
Net loss per share:
Basic	$(0.26)			$(0.21)	$(0.54)			$(0.52)
Diluted	$(0.26)			$(0.21)	$(0.54)			$(0.52)
Weighted average number of common shares outstanding:
Basic	14,181			14,181	14,003			14,003
Diluted	14,181			14,181	14,003			14,003

	Nine Months Ended September 30, 2019				Nine Months Ended September 30, 2018
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted
Net revenues	$131,970	$—		$131,970	$105,451	$—		$105,451
Cost of sales	77,187	—		77,187	83,640	—		83,640
Gross profit	54,783	—		54,783	21,811	—		21,811
Operating expenses	69,415	(5,552)	(3)	63,863	59,422	(4,013)	(4)	55,409
Loss from operations	(14,632)	5,552		(9,080)	(37,611)	4,013		(33,598)
Interest expense, net	(9,378)	—		(9,378)	(9,769)	—		(9,769)
Other income (expense), net	(938)	—		(938)	(616)	—		(616)
Loss before income taxes	(24,948)	5,552		(19,396)	(47,996)	4,013		(43,983)
Income tax expense	7,916	—		7,916	3,305			3,305
Net loss	(32,864)	5,552		(27,312)	(51,301)	4,013		(47,288)
Less: Net income attributable to noncontrolling interest	(841)	—		(841)	(527)	—		(527)
Net loss attributable to ION	$(33,705)	$5,552		$(28,153)	$(51,828)	$4,013		$(47,815)
Net loss per share:
Basic	$(2.39)			$(2.00)	$(3.81)			$(3.52)
Diluted	$(2.39)			$(2.00)	$(3.81)			$(3.52)
Weighted average number of common shares outstanding:
Basic	14,104			14,104	13,586			13,586
Diluted	14,104			14,104	13,586			13,586

(1) Represents stock appreciation right awards expense for the quarter ended September 30, 2019.
(2) Represents stock appreciation right awards and related expenses for the quarter ended September 30, 2018.
(3) Represents severance expense of $2.8 million and stock appreciation right awards expense of $2.7 million for the nine months ended September 30, 2019.
(4) Represents stock appreciation right awards and related expenses for the nine months ended September 30, 2018.